Exhibit 99.1

7000 Cardinal Place

Dublin, OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick	Investors:	Sally Curley
	(614) 757-6225		(614) 757-7115
	troy.kirkpatrick@cardinalhealth.com		sally.curley@cardinalhealth.com

CAREFUSION CORPORATION FILES FORM 10 REGISTRATION STATEMENT

SAN DIEGO, March 31, 2009 — CareFusion Corporation, the company that is expected to become public from the spinoff of Cardinal Health’s clinical and medical products businesses, today filed a Form 10 registration statement with the Securities and Exchange Commission (SEC) that contains detailed information about the company as a standalone entity.

The Form 10 filing outlines Cardinal Health’s plan to spin off at least 80 percent of the outstanding common stock of CareFusion through a pro rata distribution to Cardinal Health’s shareholders, with Cardinal Health retaining the remaining shares. Cardinal Health will divest its shares of CareFusion within five years after the spinoff. This proposed spinoff structure is intended to address the volatility in credit market conditions and provide additional flexibility in the capital structures of Cardinal Health and CareFusion.

Also included in the Form 10 are historical financial statements for CareFusion for fiscal years 2006-2008, a management discussion and analysis of results of operations, a list of its executive officers and other customary legal and financial disclosures for the new company. Additional information, including CareFusion pro forma financial statements, will be provided in future filings.

“The Form 10 marks a major milestone on the road to launch CareFusion as a public company focused on the safety and quality of care,” said David Schlotterbeck, Cardinal Health vice chairman and future chief executive officer of CareFusion. “While we continue to target the summer of 2009 to complete the spinoff, some of the conditions to completing the spin are not within our direct control, which may push the spinoff to later in the year. As we work to complete the spinoff, we remain very focused on serving CareFusion’s global customers and managing our near- and long-term business objectives.”

The completion and timing of the spinoff are dependent on a number of factors, including the Form 10 being declared effective by the SEC and the Cardinal Health board of directors declaring a dividend of CareFusion stock to Cardinal Health shareholders. Other conditions to completing the spinoff include a ruling from the Internal Revenue Service that the spinoff will qualify as a tax-free transaction, CareFusion securing the necessary debt financing and both companies’ debt being rated as investment grade. The satisfaction of some conditions will depend in part on credit market conditions at the time of the required financial transactions. Cardinal Health’s goal is to complete

- more -

Cardinal Health News

the spinoff later this calendar year, but no assurance can be provided as to the timing of the planned spinoff or that all conditions to the spinoff will be met.

For fiscal 2008, ended June 30, 2008, CareFusion reported revenue of $4.5 billion and operating earnings of $725 million. The company will report financials based on two reporting segments. The Critical Care Technologies segment includes Cardinal Health’s infusion, dispensing and respiratory care businesses, and the Medical Technologies and Services segment is comprised of Cardinal Health’s infection prevention, surgical instruments, and diagnostic and monitoring products businesses. Fiscal 2008 revenue for the Critical Care Technologies segment was $2.6 billion, with segment profit of $512 million. The Medical Technologies and Services segment reported fiscal 2008 revenue of $1.9 billion and $213 million in segment profit. Consistent with SEC guidelines, the historical financials included in the Form 10 are provided on an “as managed” basis and include certain businesses that will be retained by Cardinal Health after the spinoff. Historical financials may not necessarily reflect what CareFusion’s results of operations would have been had it been a separate, standalone company.

Executive officers for CareFusion named in the filing are Schlotterbeck, 61, chairman and chief executive officer; Dwight Winstead, 60, chief operating officer; Cathy Cooney, 57, executive vice president of human resources; Vivek Jain, 37, president of medical technologies and services; Thomas Leonard, 41, president of dispensing technologies; Joan Stafslien, 44, executive vice president, general counsel and secretary; and Carol Zilm, 54, president of critical care technologies. The company is making progress in its search for a chief financial officer.

The Form 10 Registration Statement is accessible through the SEC’s database of online corporate financial information by searching under CareFusion at www.sec.gov. A copy of the Form 10 filing will also be available on the investor page at cardinalhealth.com.

Q3 Earnings

Cardinal Health plans to release third-quarter results for fiscal 2009 on Thursday, April 30, prior to the opening of trading on the New York Stock Exchange. The company has scheduled a webcast and conference call for April 30 at 8:30 a.m. EDT to discuss results of the quarter. To access the call and corresponding slide presentation, visit the investor page at cardinalhealth.com or dial 617-213-4852, passcode 62189581.

Participants are advised to pre-register at the investor page at cardinalhealth.com or to dial into the call at least 10 minutes prior to the start time. Pre-registrants are issued a pin number that provides faster access to the live call. Presentation slides, an audio replay and a transcript will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 5 p.m. EDT on May 4 by dialing 617-801-6888, passcode 77373130.

About CareFusion Corporation

CareFusion Corporation is currently a wholly owned subsidiary of Cardinal Health and is expected to become a public company through a separation of Cardinal Health’s clinical and medical products businesses. The global company is expected to have annual revenues approaching $4 billion1 and will serve the health care industry with products and services that help hospitals improve the safety and quality of health care. With a focus on breaking the cycle of harmful medication errors and reducing hospital-acquired infections, CareFusion develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, MedMined™ electronic infection surveillance service, AVEA and Pulmonetic Systems ventilation and respiratory products, Jaeger and SensorMedics pulmonary products, ChloraPrep®

Cardinal Health

infection prevention products and V. Mueller® surgical instruments. CareFusion employs more than 16,000 people across its global operations. The company intends to apply to have its shares of common stock listed on the New York Stock Exchange under the ticker symbol “CFN.”

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion, global company serving the health care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. In addition to the businesses that are expected to be spun off as CareFusion, Cardinal Health also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

[1]

The estimate of the pro forma revenue for the clinical and medical products company that is expected to be spun off is an estimate of the revenue for CareFusion for the 12 months ending June 30, 2009 in accordance with generally accepted accounting principles and includes adjustments expected to reflect CareFusion as a stand-alone entity. This estimate is based on Cardinal Health’s previously announced revenue expectations for fiscal 2009 and on assumptions that management currently believes are reasonable, but actual revenue for CareFusion may vary materially from this estimate.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing the planned spinoff of Cardinal Health’s clinical and medical products businesses as a separate company, the divestiture by Cardinal Health of any retained shares of CareFusion, and the expected financial results of CareFusion after giving effect to the spinoff, each of which is dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the planned spinoff of the clinical and medical products businesses as a new standalone entity, including the timing and terms of any such spinoff and whether such spinoff will be completed, the timing of the divestiture of any shares of CareFusion retained by Cardinal Health and uncertainties regarding the impact on CareFusion and the market for its securities if the spinoff is accomplished. In addition, Cardinal Health and CareFusion are subject to additional risks and uncertainties described in CareFusion’s Form 10 and Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. Except to the extent required by applicable law, Cardinal Health and CareFusion undertake no obligation to update or revise any forward-looking statement.